PURCHASE AGREEMENT

This PURCHASE AGREEMENT (“Agreement”) is entered into this 22nd day of March, 2007 (the “Effective Date”), between Alliance Maintenance & Services, Inc., a Texas corporation having its offices at 3233 West 11th Street, Suite 1000, Houston, Texas 77008 (hereinafter referred to as “Seller”), and Eagle Broadband, Inc., a Texas corporation having its offices at 101 Courageous Drive, League City, Texas 77573 (hereinafter referred to as “Buyer”).

1.

Purchase and Sale.  Seller is hereby selling and Buyer is hereby purchasing the business of Seller described below (“Business”) at the price, terms and conditions hereinafter set forth:

All of Seller’s business known as AMS Telecom Services, a department of Seller, which provides satellite and network support services to businesses throughout the south central United States, including the assets listed on Schedule A, which is annexed hereto and made a part hereof, together with all historical records and documents of the Business, and including the right to use any assumed names, logos, or other identifiers associated with the Business.

2.

Seller Liabilities.  Buyer shall not assume or pay any of Seller’s liabilities associated with the Business incurred or in existence before the Transition Date.  Seller will allow Buyer to use the office and warehouse space Seller currently utilizes to operate the Business until such time as the term of the leases for such space expire or such leases are renegotiated.  Buyer will pay Seller a pro-rata share of the rent for such space, including any common area maintenance charges and utilities.

3.

Purchase Price.  The Purchase Price for the Business purchased hereunder is the sum of Five Hundred Thousand Dollars ($500,000.00), which Buyer shall pay by delivering to Seller a number of shares of Buyer’s common stock (“Common Stock”) equal to the Purchase Price divided by the closing price of Buyer’s Common Stock as reported by the American Stock Exchange on the Effective Date (the “Closing Price”).  The Common Stock deliverable hereunder will be issued to Seller on July 5, 2007 (the “Issuance Date”), provided that Buyer has received listing approval from the American Stock Exchange, which application therefor Buyer shall file with the American Stock Exchange no later than the business day immediately following the Effective Date.  If the Registration Statement (defined below) is not effective on or before the Issuance Date, Buyer shall pay the Purchase Price in cash.

4.

Registration.  All shares of Common Stock of the Buyer issued to the Seller will not have been registered under the Securities Act of 1933, as amended (the “Act”), on the basis that this transaction is exempt under the Act and such shares shall have the status of securities acquired under Section 4(2) of the Act, as not involving any public offering.  Promptly upon Buyer’s receipt of listing approval from the American Stock Exchange, and in no event more than five (5) business days, Buyer agrees to file a registration statement with the SEC to register the Common Stock issued to Seller pursuant to Section 3 above (the “Registration Statement”).  No assurance can be given that any registration statement filed will become effective.

5.

Price Protection.  In the event the closing price of the Common Stock on the date the Registration Statement is declared effective is less than the Closing Price as determined in Section 3, Buyer shall, in its sole discretion, make up the difference (i) in cash, payable monthly in six (6) equal installments beginning on the first business day of the month immediately following the month the Registration Statement is declared effective and continuing on the first business day of each month thereafter, or (ii) by issuing additional shares of Common Stock valued at the closing price of the Common Stock on the day the Registration Statement is declared effective.  Any shares issued to Seller pursuant to this section shall carry piggyback registration rights.  In the event Buyer has not registered the shares issued pursuant to this section within 90 days of issuance, Buyer shall promptly file a registration statement to register such shares.

6.

Incentive Shares.  In the event the revenues generated from the Business during the 24-month period beginning on the Transition Date (as defined herein is between $3,000,000 and $5,000,000, Buyer will issue to Seller a number shares of Common Stock equal to $100,000 divided by the closing price of the Common Stock on the last day of such 24-month period.  In the event the revenues generated from the Business during the 24-month period beginning on the Transition Date exceeds $5,000,000, Buyer will issue to Seller a number shares of Common Stock equal to $200,000 divided by the closing price of the Common Stock on the last day of such 24-month period.  Buyer shall have no obligation to register the shares of Common Stock issued pursuant to this Section 6.

7.

Reliance on Public Information.  In determining the value of the Common Stock to be issued in exchange for the Business purchased hereunder, Seller acknowledges that it is relying solely on the financial and other information regarding the Buyer’s financial condition, operating results and business and other matters on file with the SEC.  Such financial information has been prepared in accordance with GAAP, is audited where appropriate, and to the best of Buyer’s belief is current as regards SEC filing requirements.  Seller further acknowledges that Buyer has not made and is not making any representations or warranties with respect to itself other than as expressly set forth in this Agreement and for the information contained in its materials filed with the SEC.

8.

Acknowledgement Regarding Acceptance of Shares.  Seller acknowledges that in accepting Buyer’s Common Stock as payment for the Business, Seller becomes an investor in the Common Stock of Buyer, and in that capacity Seller represents and warrants to and with Buyer as follows:

(a)

Seller acknowledges that investment in Buyer’s stock is speculative and involves a high degree of risk and the possible loss of its entire investment.

(b)

Seller is familiar with the operations of Buyer, has evaluated the merits and risks of this transaction, has made its independent judgment as to the value of the securities to be issued in exchange for the Business purchased by reviewing the financial and other information regarding Buyer that is publicly available and on file with the SEC.  Seller has had the opportunity to request additional information and to ask questions and receive answers concerning the business operations of Buyer, and is satisfied with the results of it investigation of Buyer.

(c)

Seller is acquiring the Buyer’s shares in good faith for the purpose of investment in Buyer and not for the purpose of distributing or publicly selling the shares to others, reselling, assigning, pledging or hypothecating the shares, or dividing its participation in ownership of the shares with others.

(d)

Seller understands and acknowledges that it has been advised by Buyer that shares of the Common Stock will not have been registered under the Act, on the basis that this transaction is exempt under the Act and the shares shall have the status of securities acquired under Section 4(2) of the Act, as not involving any public offering.  Seller acknowledges that Buyer is relying on the statutory exemption from the registration requirements under the Texas Securities Act, basing its reliance in part on the Seller’s representations set forth in this Agreement.

(e)

Seller acknowledges that the available financial statements and forecasts cannot be relied upon as an indication of future results.  Future operations of Buyer will be dependent, in part, on the company’s ability to continue as a going concern, the company’s liquidity constraints and ability to obtain financing and working capital on favorable terms, the continued acceptance of the company’s products, increased levels of competition, new products and technological changes, the company’s dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the company’s periodic reports filed with the Securities and Exchange Commission.  Many of these factors cannot be controlled by Buyer.  No representation had been made that actual results of operations will conform to historical results or forecasted results.

9.

Representations and Warranties of Seller.  As a material inducement to Buyer to enter into this Agreement and with the understanding that Buyer will be relying thereon in consummating the transactions contemplated by this Agreement, Seller represents and warrants to Buyer as follows:

(a)

Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has all requisite corporate power and capital assets to carry on its business as it is now being conducted.

(b)

Seller has full corporate power and authority to enter into this Agreement and to sell the Business in accordance with the terms of this Agreement.  The execution, delivery and performance of this Agreement by Seller, and all other agreements or instruments to be executed by Seller pursuant to this Agreement, have been duly and effectively authorized by its board of directors and its shareholders, and no other corporate proceedings on its part are necessary to authorize this Agreement or the transactions contemplated by this Agreement.  This Agreement constitutes, and such other agreements or instruments will constitute, the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights in general, moratorium laws or by general principles of equity.

(c)

Seller is not engaged in any legal action or other proceedings before any court or administrative agency. Seller is not a party to any action or proceeding, nor has Seller been threatened with any such action or proceeding, nor, to the knowledge of Seller, does there exist any basis therefor, which will or could have a material adverse effect on the condition, financial or otherwise, of the Business.  No order, writ, injunction or decree has been issued by, or requested of, any court or governmental agency which does or may result in any material adverse change in the Business.

(d)

Seller has good, valid and marketable title to the assets listed on Schedule A, free and clear of all liens, claims, charges, security interests or other encumbrances of any nature.

(e)

Seller has not received any notice that any major customer intends to terminate, limit or reduce its business relations with Seller either currently or following the consummation of the transactions contemplated by this Agreement.

(f)

Seller has not withheld from Buyer any material facts relating to the Business.  No representation or warranty of Seller in this Agreement contains any untrue statement of material fact required to be stated herein to make the statement not misleading.

(g)

Seller is not in violation of, and the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated by this Agreement does not and will not result in any breach or acceleration of, any of the terms or conditions of its articles of incorporation or bylaws, or of any mortgage, bond, indenture, contract, agreement, license or other instrument or obligation to which Seller is a party or by which the Business is bound.  The execution, delivery and performance of this Agreement or the other agreements contemplated by this Agreement will not result in the violation of any statute, regulation, judgment, writ, injunction or decree of any court, nor require the consent, approval, permission or other authorization of any court, arbitrator or governmental, administrative or self-regulatory authority or any other third party.

10.

Representations and Warranties of Buyer.  As a material inducement to Seller to enter into this Agreement and with the understanding that Seller will be relying thereon in consummating the transactions contemplated by this Agreement, Buyer represents and warrants to Seller as follows:

(a)

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has all requisite corporate power and capital assets to carry on its business as it is now being conducted.

(b)

Buyer has the full corporate power and authority to enter into this Agreement and purchase the Business in accordance with the terms of this Agreement.  The execution, delivery and performance of this Agreement by Buyer pursuant to this Agreement have been duly and effectively authorized by the board of directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or the transactions contemplated by this Agreement.  This Agreement constitutes, and such other agreements and instruments will constitute, the legal, valid and binding obligations of Buyer which are, or will be, enforceable against Buyer in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors rights in general, moratorium laws or by general principles of equity.

(c)

Buyer’s shares, when issued and delivered to Seller, shall be deemed to be, and shall be, fully paid and validly issued shares of stock of Buyer and Seller shall not be liable to any further call or assessment thereon, and any holder of said shares of stock shall not be liable for any further payment in respect thereto.

(d)

The audited fiscal year financial statements and the unaudited quarterly and pro forma combined financial statements filed by Buyer with the SEC were prepared in accordance with GAAP and fairly present Buyer’s financial position and results of operations for the covered periods.

(e)

No representation or warranty of Buyer in this Agreement contains any untrue statement of material fact required to be stated herein to make the statement not misleading.

(f)

Buyer is not in violation of, and the execution, delivery, and performance of this Agreement or the other agreements contemplated by this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not result in any breach or acceleration of, any of the terms or conditions of its articles of incorporation or by-laws, or of any mortgage, bond, indenture, contract, agreement, license or other instrument or obligation to which Buyer is a party.  The execution, delivery and performance of this Agreement or the other agreements contemplated by this Agreement will not result in the material violation of any statute, regulation, judgment, writ, injunction or decree of any court, threatened or entered in a proceeding or action in which Buyer is, was or may be bound.

11.

Non-Compete; Non-Solicitation.  In consideration of the benefits to Seller hereunder, and in order to induce Buyer to enter into this Agreement, Seller hereby covenants and agrees with Buyer as follows:

(a)

That for a period of one (1) year after the Transition Date, Seller shall not, and Seller shall cause each person, corporation or other entity related to, controlling or controlled by Seller, to not solicit or attempt to solicit any of the customers, clients or accounts of the Business with the intent or purpose to perform for such customer, client or account the same or similar services sold by Buyer.  The parties hereto acknowledge and agree that in the event Buyer (including its subsidiaries) ceases to conduct the Business and no longer provides satellite and network support, that the terms of this section shall no longer apply and that Seller shall be free to compete.

(b)

That for a period of two (2) years after the Transition Date, Seller shall not, and Seller shall cause each person, corporation or other entity related to, controlling or controlled by Seller, to not, without the prior written consent of Buyer, induce or attempt to induce any employee of Buyer to leave the employ of Buyer, or in any way interfere with the relationship between Buyer and any employee thereof.  The parties hereto acknowledge and agree that in the event Buyer (including its subsidiaries) ceases to conduct the Business and no longer provides satellite and network support, that the terms of this section shall no longer apply and that Seller shall be free to hire any and all employees of Buyer on terms and conditions as it sees fit.

(c)

In the event a court of competent jurisdiction deems any provision in this Section to be unreasonable, unenforceable or invalid, then such provision(s) shall be interpreted as broadly as may be considered reasonable by such court and this Section shall be deemed amended to the maximum scope of business, duration or geographic scope as such court determines to be reasonable and , as so amended, shall be enforced.

(d)

The parties acknowledge and agree that the breach of the provisions of this Section could not be adequately compensated with monetary damages and would irreparably injure Buyer, and, accordingly, that injunctive relief and specific performance shall be appropriate remedies to enforce the provisions of this Section, and the parties waive (a) any claim or defense that there is an adequate remedy at law for such breach, and (b) the necessity of posting a bond or similar security; provided, however, that nothing contained herein shall limit the remedies, legal, or equitable, otherwise available to Buyer, and all remedies of the parties herein are in addition to any remedies available to the parties at law or otherwise.

12.

Transition.  The transition of the Business shall take place on April 1, 2007 (the “Transition Date”).  Beginning on the Transition Date, all work related to the Business will be performed by Buyer, all accounts receivable and payments from such work will be the property of Buyer, and all expenses related to the Business will be the responsibility of Buyer.  Buyer and Seller agree that any accounts receivable and payments related to work performed by Seller prior to the Transition Date will remain the property of Seller, and all expenses related to work performed by Seller prior to the Transition Date will remain the responsibility of Seller.

13.

Survival.  All representations and warranties of the parties made in this Agreement or as provided in this Agreement shall survive the Effective Date for a period of two (2) years thereafter notwithstanding any investigation at any time made by or on behalf of the other party (“Survival Period”).  All representations and warranties related to any specific claim asserted in writing prior to the expiration of the Survival Period shall survive until such claim shall be resolved and payment in respect thereof, if any is owing, shall be made.

14.

Indemnification.

(a)

Seller will fully indemnify and hold harmless Buyer, its officers, directors, employees and affiliates against and in respect of any and all liabilities, losses, damages, deficiencies, costs, or expenses (including, without limitation, the reasonable fees and expenses of investigation and counsel) (collectively, “Losses”) resulting from (i) any misrepresentation or breach of any representation, warranty, covenant or agreement by Seller made in this Agreement; (ii) any claims, proceedings, actions or investigations made or brought by third parties based on or arising from acts, omissions or statements of fact relating to Seller or the Business and occurring or in existence prior to the Transition Date; or (iii) the failure of Seller to timely pay any taxes relating to or resulting from the Business for any and all periods up to the Transition Date.

(b)

Buyer will fully indemnify and hold harmless the Seller, its officers, directors, shareholders, employees and affiliates against and in respect of any and all Losses resulting from (i) any misrepresentation or breach of any representation, warranty, covenant or agreement by Buyer made in this Agreement or as provided in this Agreement; (ii) any claims, proceedings, actions or investigations made or brought by third parties based on or arising from acts, omissions or states of fact relating to Buyer or the Business and occurring on or after the Transition Date; or (iii) any claims, proceedings, actions or investigations arising, directly or indirectly, out of any breach of any agreement assumed or executed by Buyer in connection with this Agreement including, but not limited to, the contract with Hughes Network Systems, LLC or any of the subcontracts listed on Schedule B.

(c)

Any indemnification claim of a party must be asserted prior to the expiration of the Survival Period.  Following the expiration of the Survival Period, a party may not assert any claims for indemnification under this Section.

(d)

Each party’s responsibility shall not apply to the first $1,000 of Losses, and is subject to a maximum responsibility of $500,000.

(e)

Any person entitled to indemnification under this Agreement shall (i) give prompt notice to the indemnifying party of any third party claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that any person entitled to indemnification under this Agreement shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person.

15.

Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Texas.

16.

Entire Agreement.  This writing is intended by the parties as a final expression of their agreement and is intended also as a complete and exclusive statement of the terms of their agreement.  No course of prior dealings between the parties and no usage of the trade shall be relevant to supplement or explain any term used in this Agreement.

17.

Amendments.  This Agreement can be modified or rescinded only by a writing by both parties or their duly sworn authorized agents.

18.

No Waiver.  No claim or right arising out of the breach of this Agreement can be discharged in whole or in part by a waiver or renunciation of such claim or right unless the waiver or renunciation is in writing signed by the aggrieved party.

19.

Severability.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

20.

Succession.  This Agreement shall inure to the benefit of and be binding upon the parties named herein as the Seller and the Buyer and, except as heretofore provided, to their respective successors, assigns, heirs, executors, legal representatives and administrators.

21.

Notices.  All notices, consents, requests, demands, instructions or other communications provided for in this Agreement shall be in writing and shall be deemed validly given, made and served when delivered personally, or sent by certified or registered mail, postage prepaid, overnight courier, by telephone facsimile or electronic mail, pending the designation of another address, addressed as follows:

Alliance Maintenance & Services, Inc.
3233 West 11th Street, Suite 1000
Houston, Texas 77008
Attn:  Joseph M. McFadden
Ph:  (713) 861-0081
Fax:  (713) 868-3208
Email:  jmcfadden@meridianalliance.com

Eagle Broadband, Inc.
101 Courageous Drive
League City, Texas 77573
Attn: David Micek, President
Ph:  (281) 538-6000
Fax:  (281) 538-4730
Email:  dmicek@eaglebroadband.com

22.

Counterparts.  This Agreement shall be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and this Agreement shall be construed under the laws of the State of Texas.

IN WITNESS WHEREOF the parties hereto have set their hands and seals the day and year first above written.

Alliance Maintenance & Services, Inc.		Eagle Broadband, Inc.

By:	/s/ Joseph McFadden	By:	/s/ David Micek
Name:	Joseph McFadden	Name:	David Micek
Title:	Director	Title:	CEO